                                                                    Exhibit 4(f)


                                                               EXECUTION VERSION


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                                 FRONTSTEP, INC.

               AMENDED AND RESTATED COMMON SHARE PURCHASE WARRANT

No. W-1                                                       November   , 2001
                                      Warrant to Purchase 550,000 Common Shares


                  FRONTSTEP, INC., an Ohio corporation (the "Company"), for value received, hereby certifies that FOOTHILL CAPITAL CORPORATION, a California corporation, or its registered assigns (the "Holder"), is entitled to purchase from the Company 550,000 shares of duly authorized, validly issued, fully paid and nonassessable common shares, no par value, of the Company (the "Common Shares"), at a purchase price equal to the Purchase Price (this "Warrant"), at any time or from time to time but prior to 5:00 P.M., New York City time, on July 17, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Loan Agreement.

                  This Warrant amends and restates in its entirety the Warrant issued to the Holder as of July 17, 2001 (the "Original Warrant"), pursuant to the Loan Agreement.

                  1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

                  "ADDITIONAL COMMON SHARES" shall mean all Common Shares (including treasury shares) issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after July 17, 2001, whether or not subsequently reacquired or retired by the Company, other than

                  (a) shares issued upon the exercise of this Warrant,

                  (b) such number of additional shares as may become issuable upon the exercise of this Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to this Warrant as in effect on the date hereof,

                  (c) shares, warrants, options and other securities issued by the Company at any time to the Holder or any Affiliate thereof,

                  (d) (i) Common Shares or options exercisable therefor, issued or to be issued under the Company's existing employee stock option and purchase plans and stock option plan for outside directors, each as may be amended from time to time or under any other employee stock option or purchase plan or plans, or pursuant to compensatory or incentive agreements, for officers, directors, employees or consultants of the Company or any of its Subsidiaries, in each case adopted or assumed after such date by the Company's Board of Directors; PROVIDED in each case that the exercise or purchase price for any such share shall not be less than 90% of the fair market value (determined in good faith by the Company's Board of Directors) of the Common Shares on the date of the grant, and
(ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to antidilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Shares, by reclassification or otherwise, or any dividend on Common Shares payable in Common Shares,

                  (e) (i) Common Shares issued upon the exercise of any warrants or options, or upon conversion of any preferred shares of the Company outstanding on July 17, 2001 and (ii) such additional number of shares as may become issuable upon the exercise or conversion of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on July 17, 2001, and

                  (f) Common Shares (not to exceed 500,000 Common Shares in the aggregate as constituted on July 17, 2001 (and subject to adjustment for stock splits, subdivisions, stock dividends and similar such transactions)) issued in connection with acquisitions of assets and/or securities of another Person in a transaction or series of transactions, each of which is approved by the Board of Directors of the Company.

                  "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or any day on which national banks are authorized or required by law to close. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                  "COMMON SHARES" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Shares shall have been changed or any stock resulting from any reclassification of such Common Shares, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "COMPANY" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

                  "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable for Additional Common Shares.

                  "CURRENT MARKET PRICE" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days before such date, except that, if on any such date the Common Shares are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "EXPIRATION DATE" shall have the meaning assigned to it in the introduction to this Warrant.

                  "FAIR VALUE" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Company's Board of Directors.

                  "HOLDER" shall have the meaning assigned to it in the introduction to this Warrant.

                  "INITIAL HOLDER" shall mean Foothill Capital Corporation.

                  "LOAN AGREEMENT" shall mean that certain Loan and Security Agreement, dated as of July 17, 2001, among the Company, certain subsidiaries of the Company, the Lender parties thereto and Foothill Capital Corporation, as the Arranger and Administrative Agent, as amended by Amendment No. 1, dated as of November 15, 2001.

                  "MARKET PRICE" shall mean, on any date specified herein, the amount per Common Share, equal to (i) the last reported sale price of such Common Shares, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Shares are then listed or admitted for trading, (ii) if such Common Shares are not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Shares on such date, (iii) if there shall have been no trading on such date or if the Common Shares are not so designated, the average of the closing bid and asked prices of the Common Shares on such date as shown by the NASD automated quotation system, or (iv) if such Common Shares are not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Company's Board of Directors.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "OPTIONS" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Common Shares or Convertible Securities.

                  "OTHER SECURITIES" shall mean any stock (other than Common Shares) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 4 or otherwise.

                  "PERSON" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "PURCHASE PRICE" shall mean initially $3.36 per share, subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of July 17, 2001 between the Company and the Initial Holder.

                  "RESTRICTED SECURITIES" shall mean (i) any Warrants bearing the applicable legend set forth in Section 9.1, (ii) any Common Shares (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any Common Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding Common Shares (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Shares (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  "RIGHTS" shall have the meaning assigned to it in Section
3.10.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "WARRANT" shall have the meaning assigned to it in the introduction to this Warrant.

                  "WARRANT SHARES" means (a) the Common Shares issued or issuable upon exercise of this Warrant in accordance with Section 2, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Warrant and (c) any securities of the Company distributed with respect to the securities referred to in the preceding clauses
(a) and (b).

                  2. EXERCISE OF WARRANT.

                  2.1. MANNER OF EXERCISE; PAYMENT OF THE PURCHASE PRICE. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with a completed Election to Purchase Shares in the form attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of Common Shares specified in such form (the "Aggregate Purchase Price"). Any partial exercise of this Warrant shall be for a whole number of Warrant Shares only.

                  (b) Payment of the Aggregate Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount, plus accrued interest thereon, of the then-outstanding Obligations (as defined in the Loan Agreement) in an amount equal to the Aggregate Purchase Price; PROVIDED, that any such cancellations shall be applied in accordance with Section 2.4(b) of the Loan Agreement, (iii) by cancellation of such number of Common Shares otherwise issuable to the Holder upon such exercise as shall be specified for cancellation in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Aggregate Purchase Price attributable to such shares shall equal the Aggregate Purchase Price attributable to the Common Shares to be issued upon such exercise, in which case such excess amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such number specified for cancellation, or (iv) by surrender to the Company for cancellation certificates representing Common Shares of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Aggregate Purchase Price.

                  2.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in
Section 2.1, and, to the extent permitted by law, at such time the Person or Persons in whose name or names any certificate or certificates for Common Shares (or Other Securities) shall be issuable upon such exercise as provided in
Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. DELIVERY OF STOCK CERTIFICATES, ETC.; CHARGES, TAXES AND EXPENSES. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9, as the Holder may direct,

                  (i) a certificate or certificates for the whole number of Common Shares (or Other Securities) to which the Holder shall be entitled upon such exercise, and

                  (ii) in case such exercise is for less than all of the Common Shares purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the Common Shares purchasable hereunder.

                  (b) Issuance of certificates for Common Shares upon the exercise of this Warrant shall be made without charge to the Initial Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax that may be payable in respect of any issuance of any Warrant or any certificate for, or any other evidence of ownership of, Warrant Shares in a name other than that of the Initial Holder of this Warrant being exercised or exchanged.

                  2.4. TAX BASIS. The Company and the Holder shall mutually agree as to the tax basis of this Warrant as of the date of issuance of this Warrant, for purposes of the Internal Revenue Code of 1986, as amended, and the treatment of this Warrant under such Code by each of the Company and the Holder shall be consistent with such agreement.

                  3. ADJUSTMENT OF PURCHASE PRICE AND COMMON SHARES ISSUABLE UPON EXERCISE.

                  3.1. ADJUSTMENT OF NUMBER OF SHARES.

                  Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  3.2. ADJUSTMENT OF PURCHASE PRICE.

                  3.2.1. ISSUANCE OF ADDITIONAL COMMON SHARES. In case the Company at any time or from time to time after July 17, 2001 shall issue or sell Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Common Shares purchasable upon exercise of Rights referred to in Section 3.10) without consideration or for a consideration per share less than the greater of the Purchase Price and the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                  (a) The numerator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to such issue or sale and (ii) the number of Common Shares which the aggregate consideration received by the Company for the total number of such Additional Common Shares so issued or sold would purchase at the greater of such Purchase Price and such Current Market Price, and

                  (b) The denominator of which shall be the number of Common Shares outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Common Shares are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                  3.2.2. EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In the case the Company at any time or from time to time after July 17, 2001 shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Shares other than (a) a dividend payable in Additional Common Shares or (b) a regularly scheduled cash dividend (at a rate not in excess of 110% of the rate of the last regularly scheduled cash dividend theretofore paid) payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, or (c) a dividend of Rights referred to in Section 3.10 hereof then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one Common Share, and

                  (y) the denominator of which shall be such Current Market
         Price.

PROVIDED that, in the event that the amount of such dividend as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is less than 9/10ths, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall receive, upon Warrant exercise, a pro rata share of such dividend based upon the maximum number of Common Shares at the time issuable to the Holder (determined without regard to whether the Warrant is exercisable at such time.)

                  3.3. TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after July 17, 2001 shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Common Shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading),

PROVIDED that such Additional Common Shares shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Common Shares are not purchasable pursuant to Rights referred to in
Section 3.10, and PROVIDED, FURTHER, that in any such case in which Additional Common Shares are deemed to be issued:

                  (a) whether or not the Additional Common Shares underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or Common Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or
(z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Common Shares, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Common Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                  (i) in the case of Options for Common Shares or Convertible Securities, the only Additional Common Shares issued or sold were the Additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                  (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Common Shares deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of decreasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                  3.4. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after July 17, 2001 shall declare or pay any dividend on the Common Shares payable in Common Shares, or shall effect a subdivision of the outstanding Common Shares into a greater number of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares), then, and in each such case, Additional Common Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  3.5. COMPUTATION OF CONSIDERATION. For the purposes of this
Section 3,

                  (a) the consideration for the issue or sale of any Additional Common Shares shall, irrespective of the accounting treatment of such consideration,

                  (i) insofar as it consists of cash, be computed at the gross cash proceeds to the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                  (ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                  (iii) in case Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Common Shares, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of 'Fair Value' herein;

                  (b) Additional Common Shares deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                  (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                  (ii) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Common Shares deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  3.6. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                  3.7. DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights, if any, with respect to such Other Securities, granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  3.8. DE MINIMIS ADJUSTMENTS. If the amount of any adjustment of the Purchase Price required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under this Warrant shall be made to the nearest one-hundredth of a share.

                  3.9. ABANDONED DIVIDEND OR DISTRIBUTION. If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                  3.10. SHAREHOLDER RIGHTS PLAN. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the Common Shares issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Common Shares equal to the number of Common Shares issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  4. CONSOLIDATION, MERGER, ETC.

                  4.1. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Shares or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Shares or Other Securities (other than (i) a capital reorganization or reclassification resulting in the issue of Additional Common Shares for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2 or (ii) issuances or sales of shares or other securities by the Company which by the terms of this Warrant are excluded from the definition of Additional Common Shares), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5, PROVIDED that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding Common Shares, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of this Warrant shall be entitled to receive the highest amount of securities, cash or other property to which it would actually have been entitled as a shareholder if the Holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments as provided for in Section 3 through 5 hereof until the date of consummation of such purchase, tender or exchange offer.

                  4.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrant or in the Loan Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of
Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

                  5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all liens, security interests, encumbrances (in each of the foregoing cases, other than those imposed by the Holder), taxes, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of Common Shares (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of Common Shares (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  6. ACCOUNTANTS' REPORT. In each case of any adjustment or readjustment in the number of Common Shares (or Other Securities) issuable upon the exercise of this Warrant or in the Purchase Price, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the Fair Value of property) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued, (b) the number of Common Shares outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such report to each holder of a Warrant. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                  7. NOTICES OF CORPORATE ACTION. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Shares (or Other Securities) shall be entitled to exchange their Common Shares (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

                  8. REGISTRATION OF COMMON SHARES. If any Common Shares required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be, PROVIDED, that the Company shall not be obligated to make any filing in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration or approval unless the Company is already subject to service in such jurisdiction in the reasonable opinion of the Company's counsel. At any such time as Common Shares is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the Common Shares issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                  9. RESTRICTIONS ON TRANSFER.

                  9.1. RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE

         STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

Except as otherwise permitted by this Section 9, each certificate for Common Shares (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Shares (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED COMMON SHARE PURCHASE WARRANT ISSUED BY FRONTSTEP, INC., PURSUANT TO THE LOAN AND SECURITY AGREEMENT DATED AS OF JULY __, 2000 AMONG THE COMPANY, CERTAIN SUBSIDIARIES OF THE COMPANY, THE LENDERS PARTY THERETO AND FOOTHILL CAPITAL CORPORATION, AS ARRANGER AND ADMINISTRATIVE AGENT, AS AMENDED BY AMENDMENT NO. 1, DATED AS OF NOVEMBER _, 2001, A COMPLETE AND CORRECT COPY OF EACH OF WHICH IS AVAILABLE FOR INSPECTION AT THE COMPANY'S PRINCIPAL OFFICE AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  9.2. TRANSFER TO COMPLY WITH THE SECURITIES ACT. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of (a "Transfer"), in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

                  9.3. NOTICE OF TRANSFER. Each Holder shall, prior to any Transfer of any Warrants, give written notice to the Company of such Holder's intention to Transfer.

                  9.4. TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and applicable state securities and blue sky laws, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and applicable state securities and blue sky laws, or (c) when, in the reasonable opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act or applicable state securities and blue sky laws upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.

                  9.5. EXEMPT TRANSFERS. The restrictions on the transfer of this Warrant or the Warrant Shares set forth in this Section 9 shall not apply to any transfer made in compliance with applicable state and federal securities laws.

                  10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder that: (i) no event or transaction has occurred, or is deemed to have occurred pursuant to the terms of this Warrant, between the date of issuance of the Original Warrant through and including the date of issuance of this Warrant that, with or without the passage of time, would have resulted in a change in the Purchase Price or the number of Common Shares issuable upon exercise in full of the Warrant and (ii) the Company has not been and is not currently in breach or default under any terms of the Original Warrant or the Registration Rights Agreement.

                  11. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of Common Shares (or Other Securities) from time to time issuable upon exercise of this Warrant. All Common Shares (or Other Securities) issuable upon exercise of any Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all liens, security interests, encumbrances (in each of the foregoing cases, other than those imposed by the Holder), taxes, preemptive rights and charges. The transfer agent for the Common Shares, and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Shares and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

                  12. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

                  12.1. WARRANT REGISTER; OWNERSHIP OF WARRANTS. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  12.2. TRANSFER OF WARRANTS. Subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Common Shares with respect to which rights under this Warrant were not so transferred. Prior to effecting any transfer of this Warrant or any part hereof, each prospective transferee shall represent in writing to the Company that:

                           (i) such transferee is acquiring the Warrant hereunder for its own account, without a view to the distribution thereof;

                           (ii) such transferee is an "accredited investor" within the meaning of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Warrant or the Warrant Shares;

                           (iii) such transferee has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the transferee and is able financially to bear the risks thereof; and

                           (iv) if applicable, such transferee understands that
         (i) this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under such act and under applicable state securities laws, (ii) this Warrant and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and under applicable state securities laws or is exempt from such registration, (iii) this Warrant and the Warrant Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.

                  12.3. REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  12.4. ADJUSTMENTS TO PURCHASE PRICE AND NUMBER OF SHARES. Notwithstanding any adjustment in the Purchase Price or in the number or kind of Common Shares purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of Common Shares as are stated in this Warrant, as initially issued.

                  12.5. FRACTIONAL SHARES. Notwithstanding any adjustment pursuant to Section 3 in the number of Common Shares covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a Common Share on the date of Warrant exercise.

                  13. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  15. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any nationally-recognized courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:                     Frontstep, Inc.
                                       2800 Corporate Exchange Drive
                                       Columbus, Ohio 43231
                                       Attn:  Daniel P. Buettin
                                       Fax No.  614-895-2504

with copies to:                        Vorys, Sater Seymour & Pease LLP
                                       52 East Gay Street
                                       Columbus, Ohio 43231
                                       Attn: Ivery D. Foreman, Esq.
                                       Fax No. 614-464-6350

If to Holder:                          Foothill Capital Corporation
                                       2450 Colorado Avenue
                                       Suite 3000 West
                                       Santa Monica, CA 90404
                                       Attn:  Business Finance Division Manager
                                       Fax No. 310-453-7443

with copies to:                        Schulte Roth & Zabel LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       Attn:  Frederic L. Ragucci, Esq.
                                       Fax No. (212) 593-5955

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; PROVIDED, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  16. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

                  17. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                  18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  19. REGISTRATION RIGHTS AGREEMENT. The Common Shares (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any Common Shares issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a Holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a Holder of such Registrable Securities.

                  20. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on July 17, 2006.

                  21. COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant, the Company agrees and the Holder, by taking and holding this Warrant agrees, that the prevailing party shall recover from the non-prevailing party all of such prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  22. MOST FAVORED HOLDER. So long as the Loan Agreement or any extension thereof remains in effect or any Obligations thereunder remain unpaid, the Company agrees that if at any time or from time to time after July 17, 2001 and prior to the Expiration Date it enters into any agreement with, or issues Options or Convertible Securities to, any Person other than a Holder of this Warrant, which provides such Person with more favorable terms of the type set forth in Sections 3, 4, 5 and 6 of this Warrant, then the Company shall issue to the Holder a new Warrant in exchange for this Warrant, which shall contain such terms, effective from the date such agreement is consummated or Option or Convertible Security is issued until the Expiration Date. Notwithstanding the foregoing, no additional rights of any or all of the Holders by reason of this provision shall be created or triggered by the existence and/or exercise of any rights of the holders of the Company's presently outstanding preferred shares and/or warrants which arise under the Investors' Rights Agreement dated May 10, 2000 among the Company, Morgan Stanley Dean Witter Venture Partners IV, L.P. and the other investors identified on the signature pages thereto (the "Rights Agreement"), or which inure solely to the benefit of such investors in the Amended Articles of Incorporation, as amended, of the Company, the Regulations, as amended, of the Company and the terms and provisions of such outstanding warrants solely to the extent provided under such Rights Agreement, Articles, Regulations and warrants as of July 17, 2001.

                  23. LIMITATION ON NUMBER OF WARRANT SHARES. The Company shall not be obligated to issue Warrant Shares upon exercise of this Warrant only to the extent that the issuance of such Common Shares would cause the Company to exceed that number of Common Shares which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Commission, the NASDAQ Stock Market, Inc. or any other national securities exchange or automated quotation system that regulates the Company, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Shares in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holder of this Warrant. Until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount greater than the number that may be issued without such approval or written opinion. The Company shall use its reasonable best efforts to obtain the required stockholder approval of such issuance at its next stockholders meeting after determining that it is subject to the Exchange Cap. The Company shall continue to comply with the shareholder approval requirements under the NASDAQ Stock Market, Inc. rules in connection with the issuance of Common Shares under this Warrant during the term of this Warrant even if the Common Shares are no longer listed on the NASDAQ automated quotation system.

                  24. REDEMPTION. In the event the Company is prohibited from issuing additional Warrant Shares as required under the adjustment provisions contained in Section 3 hereof, then, at any time prior to submitting the matter to shareholders of the Company for their approval, upon the written request of the Holder, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the excess, if any, of the Market Price of the Common Shares above the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

                  25. LIMITATION ON EXERCISE. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to exercise this Warrant, nor will the Company recognize such exercise, such that upon giving effect to such exercise, the aggregate number of Common Shares then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Securities Act would exceed 4.99% of the total issued and outstanding shares of the Common Shares following such exercise; PROVIDED, HOWEVER, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

                                      FRONTSTEP, INC.


                                      By:     /s/ Daniel P. Buettin
                                             ----------------------------------
                                      Title:   Vice President, Chief Financial
                                                 Officer and Secretary
                                             ----------------------------------

                                                  EXHIBIT A to
                                                  COMMON SHARES PURCHASE WARRANT


                                     FORM OF
                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ common shares, no par value ("Common Shares"), of FRONTSTEP, INC. and hereby makes payment of $________ therefor [or] makes payment therefor by application pursuant to Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount and accrued interest thereon of the then-outstanding Obligations (as provided in Section 2.4(b) in the Loan Agreement) [or] makes payment by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of Common Shares otherwise issuable to the Holder upon Warrant exercise by ___ shares [or] makes payment therefor by delivery of the following Common Shares Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation ______________________ [list certificates by number and amount]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
          ----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of Common Shares purchased (and/or reduced) hereby is less than the number of Common Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Common Shares not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                 (NAME OF HOLDER

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER)

-------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


Dated: _____________, 20__                          [NAME OF HOLDER]

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                                  EXHIBIT B to
                                                  COMMON SHARES PURCHASE WARRANT


                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Shares, no par value ("Common Shares") of FRONTSTEP, INC. represented by the Warrant, with respect to the number of Common Shares set forth below:


NAME OF ASSIGNEE                      ADDRESS                     NO. OF SHARES




and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, 20__                        NAME OF HOLDER

                                           By
                                             -----------------------------------
                                             Name:
                                             Title: